                                                                     EXHIBIT 4.2

                        UNIVERSAL HEALTH SERVICES, INC.
                        -------------------------------

                             STOCK OPTION AGREEMENT
                             ----------------------


    Option Agreement made as of this _____ day of ____________, 199_, between Universal Health Services, Inc., a Delaware Corporation (the "Company"), and NAME, an employee of the Company or of a subsidiary of the Company (the
----
"Optionee"), residing at ADDRESS.
                         -------

                             W I T N E S S E T H :
                             - - - - - - - - - -
    Whereas, the Company desires to afford the Optionee an opportunity to purchase shares of its Class B Common Stock par value $.01 per share (the "Stock"), as hereinafter provided;

    Now, Therefore, in consideration of the premises and of the mutual promises hereinafter contained, the parties hereto agree as follows:

    1.    Grant of Option.  The Company hereby grants to the Optionee an option
          ----------------
(the "Option") to purchase all or any part of an aggregate of ______ shares of Stock (such number being subject to adjustment as provided in Paragraph 9 hereof) on the terms and conditions hereinafter set forth.

    2.    Purchase Price.  The purchase price of the shares of Stock covered by
          ---------------
the Option shall be $_______ per share, which is not less than one hundred percent (100%) of the fair market value of a share of Stock on the date this option was granted. Payment shall be made in the manner prescribed in Paragraph 10 hereof.

    3.    Term of Option.  The term of the Option shall be for a period of five
          ---------------
years from the date hereof, subject to earlier termination as provided in Paragraphs 5, 7 and 8 hereof.

          Except as provided in Paragraphs 5, 7 and 8 hereof, the Option may not be exercised at any time unless the Optionee shall then be and shall have been, at all times from date of grant of the Option, an employee of the Company or of a subsidiary of the Company. The holder of the Option shall not have any of the rights of a stockholder of the Company with respect to the shares covered by the Option until one or more certificates for such shares shall have been issued to him upon the due exercise of the Option.

          The Option shall be exercisable by the Optionee as follows: after the Option has been outstanding for one year (from the date of grant), the Optionee may purchase 25 percent (25%) of the total shares subject to the Option; after the Option has been outstanding for two years, the Optionee may purchase up to 50 percent (50%) of the total shares subject to the Option; after the Option has been outstanding for three years, the Optionee may purchase up to 75 percent (75%) of the total shares subject to the Option; and after the Option has been outstanding for four years, the Optionee may exercise the Option as to any or all of the shares subject thereto.

    4.    Nontransferability.  The Option shall not be transferable otherwise
          -------------------
than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee only by him, more particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

    5.    Employment.  The granting of the Option is in consideration of the
          -----------
Optionee's continuing employment by the Company; however, nothing in this Option shall confer upon the Optionee the right to continue in the employment of the Company or affect the right of the Company to terminate the Optionee's employment at any time in the Company's sole discretion, with or without cause.

          In the event that the Optionee shall cease to be employed for any reason other than death, retirement with consent of the Company or disability (as determined by the Committee in its sole discretion), the Option shall terminate on the date his employment terminates. If the Optionee is disabled (as determined by the Committee in its sole discretion), the Option shall terminate one (1) year after the date of disability. If the Optionee retires with the consent of the Company, the Option shall terminate three (3) months after the date of retirement.

    6.    Investment Representation.  The Optionee shall make the following
          --------------------------
representations and warranties upon the exercise of the Option; provided that such representations and warranties shall not be required if, in the opinion of counsel to the Company, the issuance of such shares of Stock (the "Shares") is pursuant to an applicable effective registration statement under the Securities Act of 1933 (the "Act"):

          a. The Shares are being acquired by the undersigned for his personal account for investment purposes only, not for the benefit of any other person and not with a view to, or in connection with, any proposed offering, distribution, resale or disposition of the Shares, or any part thereof.

          b. He has no present intention of selling or otherwise disposing of all or any part of the Shares, that his economic circumstances are such that he can assume all risks of the investment in the Shares and that he does not now anticipate any need to sell the Shares in order to utilize the proceeds therefrom.

          c. He is a sophisticated investor having full access to all information and records pertaining to the Company, is knowledgeable with respect to and has experience in financial matters, has made such independent investigations into the Company as he deems necessary, is thoroughly familiar with the financial condition and business of the Company and is not relying on any representations or warranties of the Company or its representatives in connection with the acquisition of the Shares.

          d. Before any disposition is made of the Shares, or any part thereof, by sale, gift, pledge or otherwise, the undersigned will deliver to the Company written notice describing briefly the manner of such proposed disposition. No such disposition shall be made unless and until (i) the undersigned shall have furnished to the Company an opinion of counsel in form and substance satisfactory to the Company and its counsel to the effect that such proposed disposition does not require registration pursuant to the Act, and the Company shall have advised the undersigned in writing that such opinion of counsel is satisfactory to the Company and its counsel, or (ii) an appropriate registration statement with respect to the Shares shall have been declared effective by the Securities and Exchange Commission (the "Commission").

          e. He has been informed that the Shares are not registered under the Act and that the Shares must be held by the undersigned indefinitely unless they are subsequently registered under the Act or unless an exemption from such registration is available.

          f. He understands that, if Rule 144 under the Act ("Rule 144") is available with regard to the Shares at any time, any sales pursuant to Rule 144 can only be made in full compliance with all of the provisions of Rule 144.

          g. He agrees that the certificate(s) representing the Shares shall bear a restrictive legend on the face or reverse side thereof, which shall read substantially as follows:

              The Shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and must be held indefinitely unless they are transferred or sold or offered for sale pursuant to an effective registration statement under the Act, or after receipt of an opinion of counsel satisfactory to the Company that such registration is not required.

          h. He understands that the transfer agent for the common stock of the Company has been, or will be, directed to place a stop-transfer order against the transfer of the Shares on the records of the Company, and the undersigned agrees that no removal of the stop-transfer order referred to herein, and no offer, sale or other disposition of the Shares covered hereby shall be made unless and until the undersigned shall have complied in full with the requirements of this instrument.

    7.    Death of Optionee.  If the Optionee shall die while in the employ of
          ------------------
the Company or a subsidiary of the Company, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of Paragraph 3 hereof, to exercise the Option (to the extent that the Optionee would have been entitled to do so at the date of his death) at any time within one (1) year from the date of his death.

    8.    Termination of Option.  In the event of the institution of any legal
          ----------------------
proceedings directed to the validity of the plan pursuant to which the Option is granted, or to any option granted under it, the Company may, in its sole discretion, and without incurring any liability therefor to any Optionee, terminate the Option.

    9.    Stock Splits, Mergers, etc.  In case of any stock split, stock
          ---------------------------
dividend or similar transactions which increases or decreases the number of outstanding shares of the

Stock, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of shares which may be purchased under the plan and the number and option exercise price per share of Stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's Stock with stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace any outstanding Options with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options, with all options not being exercised within the time period specified by the Board of Directors being terminated.

    10.   Method of Exercising Option.  Subject to the terms and conditions of
          ----------------------------
this Option Agreement, the Option may be exercised by written notice to the Company at its office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406 (Attention: Corporate Secretary). Such notice shall state the election to exercise the Option, and the number of shares in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment of the full purchase price of such shares in cash or by certified check or in shares of Common Stock in accordance with
Section 5 of the l992 Stock Option Plan, as Amended, and the Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after the notice and payment shall be received.

          In the event the Option shall be exercised by any person or persons other than the Optionee, pursuant to Paragraph 7 hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

    11.   General.  The Company shall at all times during the term of the Option
          --------
reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company shall be applicable thereto.

    12.   Notices.  Each notice relating to this Option Agreement shall be in
          --------
writing and delivered in person or by first class mail, postage prepaid, to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its principal office, 367 South Gulph Road, King of Prussia, Pennsylvania 19406 (Attention:
Corporate Secretary). Each notice to the Optionee or other person or persons then entitled to exercise this Option shall be addressed to the Optionee or such other person or persons at the Optionee's address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

    13.   Enforceability.  This Agreement shall be binding upon the Optionee,
          ---------------
his estate, his personal representatives and beneficiaries and shall be governed by the laws of the State of Delaware.

    In Witness Whereof, the Company has caused this Agreement to be duly exercised by its officers thereunto duly authorized, and the Optionee has hereunto set his hand all as of the day and year first above written.



                              UNIVERSAL HEALTH SERVICES, INC.



                              By:______________________________



                              OPTIONEE:


                              _________________________________
                              NAME